UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 19, 2023

Tidewater Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

842 West Sam Houston Parkway North, Suite 400 Houston, Texas		77024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 470-5300

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	TDW	New York Stock Exchange
Series A Warrants to purchase shares of common stock	TDW.WS.A	New York Stock Exchange
Series B Warrants to purchase shares of common stock	TDW.WS.B	New York Stock Exchange
Warrants to purchase shares of common stock	TDW.WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 26, 2023, Tidewater Inc. (the “Company”) held its 2023 annual meeting of stockholders (“Annual Meeting”) virtually via a live audio webcast. As of April 28, 2023, the record date for the Annual Meeting, the Company had 50,846,447 shares of common stock outstanding and entitled to vote. Of this number, 43,323,961 shares were represented in person or by proxy at the meeting, which represented 85.17% of the shares entitled to vote. The Company’s stockholders voted on the following three proposals at the Annual Meeting, casting their votes as described below.

Proposal 1: Election of Eight Directors

Each of the eight individuals listed below was elected at the Annual Meeting to serve a one-year term on the Company’s Board of Directors.

Director Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Darron M. Anderson	36,887,655	554,174	200,184	5,681,948
Melissa Cougle	37,066,694	380,738	194,581	5,681,948
Dick H. Fagerstal	36,333,699	1,108,392	199,922	5,681,948
Quintin V. Kneen	37,395,294	47,960	198,759	5,681,948
Louis A. Raspino	37,020,283	423,953	197,777	5,681,948
Robert E. Robotti	37,366,455	76,492	199,066	5,681,948
Kenneth H. Traub	35,251,985	2,184,183	208,845	5,681,948
Lois K. Zabrocky	37,389,100	56,359	196,554	5,681,948

Proposal 2: Advisory Vote on Executive Compensation

Proposal 2 was an advisory vote on executive compensation as disclosed in the proxy materials for the Annual Meeting. This advisory vote was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,008,516	356,236	277,261	5,681,948

Proposal 3: Ratification of Selection of Independent Registered Public Accounting Firm

Proposal 3 was a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. This proposal was approved.

Votes For	Votes Against	Abstentions
43,112,240	33,657	178,064

Item 8.01. Other Events

On June 19, 2023, the Company issued a press release announcing its intention to commence a private offering of five-year senior unsecured bonds, subject to market conditions. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

On June 23, 2023, the Company announced finalizing terms of its $250 million offering in senior unsecured bonds in the Nordic bond market. The bonds will mature in July 2028 and bear interest at 10.375% per annum. Net proceeds from the bond issue will be used towards financing a portion of the Company’s purchase price to acquire 37 platform supply vessels from Solstad Offshore ASA, as announced on March 7, 2023, and other general corporate purposes. The Company will apply for the bonds to be listed on the Nordic ABM. A copy of the press release is filed herewith as Exhibit 99.2 and incorporated herein by reference.

Item 9.01. Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated June 19, 2023
99.2	Press Release, dated June 23, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

Date:	June 26, 2023	By:	/s/ Daniel A. Hudson
Daniel A. Hudson
Executive Vice President, General Counsel and Corporate Secretary